EXHIBIT 99.1

The Company uses Adjusted EBITDA, Comparable Operating Performance and Operating Performance to facilitate operating performance comparisons from period to period. Adjusted EBITDA, Comparable Operating Performance and Operating Performance are supplemental measures of the Company’s performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles (“GAAP”). Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not measurements of the Company’s financial performance under GAAP and should not be considered as alternatives to net income or any other performance measures derived in accordance with GAAP or as alternatives to net cash provided by operating activities or any other measures of the Company’s cash flow or liquidity. “Adjusted EBITDA” means net income before net income (loss) from discontinued operations; provision (benefit) for income taxes; minority interest and other expense, net; interest expense and interest and net investment income; and depreciation and amortization expense; as well as adding back interest and net investment income and non-cash trade name impairment. “Comparable Operating Performance” is calculated by adding back to Adjusted EBITDA non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger(1). “Operating Performance” is calculated by adding back to Comparable Operating Performance restructuring charges, merger related charges and a management fee paid to Clayton, Dubilier & Rice, Inc. (“CD&R”).

The Company believes Adjusted EBITDA facilitates company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting net interest income and expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance. The Company uses Comparable Operating Performance as a supplemental measure to assess the Company’s performance because it excludes non-cash option and restricted stock expense and non-cash effects on Adjusted EBITDA attributable to the application of purchase accounting in connection with the Merger. The Company uses Operating Performance as a supplemental measure to assess the Company’s performance because it excludes restructuring charges and a management fee paid to CD&R. The Company presents Comparable Operating Performance and Operating Performance because it believes that they are useful for investors, analysts and other interested parties in their analysis of the Company’s operating results.

The Company believes Comparable Operating Performance and Operating Performance, which excludes the impact of purchase accounting and non-cash option and restricted stock expense adjustments, is useful to investors. The exclusion of the impact of these items facilitates a comparison of operating results from periods pre-dating the Merger transaction with the Equity Sponsors with periods subsequent to the Merger. The purchase accounting charges were not present prior to the Merger. In addition, charges relating to option and restricted stock expense prior to the Merger were computed under different plans and formulas than charges subsequent to the Merger. Moreover, such charges are non-cash and the exclusion of the impact of these items from Comparable Operating Performance and Operating Performance allows investors to understand the current period results of operations of the business on a comparable basis with previous periods and, secondarily, gives the investors added insight into cash earnings available to service the Company’s debt. We believe this to be of particular importance to the Company’s public investors, which are debt holders. The Company also believes that the exclusion of the purchase accounting and non-cash option and restricted stock expense adjustments may provide an additional means for comparing the Company’s performance to the performance of other companies by eliminating the impact of differently structured equity-based long-term incentive plans (although care must be taken in making any such comparison, as there may be inconsistencies among companies in the manner of computing similarly titled financial measures).

(1) On March 18, 2007, ServiceMaster entered into an Agreement and Plan of Merger (the “Merger Agreement”) with ServiceMaster Global Holdings, Inc. (formerly CDRSVM Topco, Inc.) (“Holdings”) and CDRSVM Acquisition Co., Inc., an indirect wholly owned subsidiary of Holdings (“Acquisition Co.”). The Merger Agreement provided that, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Co. would merge with and into ServiceMaster, with ServiceMaster as the surviving corporation (the “Merger”).

On July 24, 2007, the Merger was completed, and each issued and outstanding share of ServiceMaster common stock, other than shares held by ServiceMaster or Holdings or their subsidiaries and shares held by stockholders who validly perfected their appraisal rights under Delaware law, was converted into the right to receive $15.625 in cash. Each share of ServiceMaster common stock owned by ServiceMaster, Holdings or Acquisition Co. or any of their respective direct or indirect wholly-owned subsidiaries was cancelled and retired, and no consideration was paid in exchange for it.

Immediately following the completion of the Merger, all of the outstanding capital stock of Holdings, the ultimate parent company of ServiceMaster, was owned by investment funds sponsored by, or affiliated with, CD&R, Citigroup Private Equity L.P., BAS Capital Funding Corporation and J.P. Morgan Ventures Corporation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance are not necessarily comparable to other similarly titled financial measures of other companies due to the potential inconsistencies in the method of calculation.

Adjusted EBITDA, Comparable Operating Performance and Operating Performance have limitations as analytical tools, and should not be considered in isolation or as substitutes for analyzing the Company’s results as reported under GAAP. Some of these limitations are:

•              Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect changes in, or cash requirements for, the Company’s working capital needs;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s debt;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect the Company’s tax expense or the cash requirements to pay the Company’s taxes;

•                 Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect historical cash expenditures or future requirements for capital expenditures or contractual commitments;

•                 Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA, Comparable Operating Performance and Operating Performance do not reflect any cash requirements for such replacements;

•                 Other companies in the Company’s industries may calculate Adjusted EBITDA, Comparable Operating Performance and Operating Performance differently, limiting their usefulness as comparative measures; and

•                 Comparable Operating Performance and Operating Performance do not include purchase accounting adjustments and option and restricted stock expense, the latter of which exclusion may cause the overall compensation cost of the business to be understated.

Operating Revenue and Operating Performance by operating segment are as follows:

	Three months ended June 30,
(In thousands)	2009	2008
Operating Revenue:
TruGreen LawnCare	$348,403	$377,296
TruGreen LandCare	69,433	83,877
Terminix	307,375	311,774
American Home Shield	179,823	167,570
Other Operations and Headquarters	52,258	56,788
Total Operating Revenue	$957,292	$997,305

Operating Performance:
TruGreen LawnCare	$61,591	$75,371
TruGreen LandCare	1,374	557
Terminix	77,888	73,513
American Home Shield	38,990	36,867
Other Operations and Headquarters	6,707	3,474
Total Operating Performance	$186,550	$189,782

	Six months ended June 30,
(In thousands)	2009	2008
Operating Revenue:
TruGreen LawnCare	$483,069	$511,738
TruGreen LandCare	136,318	162,529
Terminix	570,536	573,422
American Home Shield	310,691	272,988
Other Operations and Headquarters	102,605	108,859
Total Operating Revenue	$1,603,219	$1,629,536

Operating Performance:
TruGreen LawnCare	$63,788	$68,915
TruGreen LandCare	9,770	4,833
Terminix	143,221	129,069
American Home Shield	50,002	42,651
Other Operations and Headquarters	10,564	9,364
Total Operating Performance	$277,345	$254,832

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Other
					Operations
	TruGreen	TruGreen		American	and
(In thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Three months ended June 30, 2009

Operating income (loss)(1)	$39,513	$(1,479)	$62,172	$26,607	$(8,808)	$118,005
Depreciation and amortization expense	22,107	3,037	15,885	10,624	5,687	57,340
EBITDA before interest and net investment income	61,620	1,558	78,057	37,231	(3,121)	175,345
Interest and net investment income(2)	—	—	—	1,672	1,723	3,395
Adjusted EBITDA	61,620	1,558	78,057	38,903	(1,398)	178,740
Non-cash option and restricted stock expense	—	—	—	—	1,967	1,967
Non-cash (credits) charges attributable to purchase accounting(3)	(29)	(163)	(100)	51	—	(241)
Comparable Operating Performance	61,591	1,395	77,957	38,954	569	180,466
Restructuring charges and merger related charges(4)	—	(21)	(69)	36	5,638	5,584
Management fee(5)	—	—	—	—	500	500
Operating Performance	$61,591	$1,374	$77,888	$38,990	$6,707	$186,550

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$45	$45
Operating Performance of all other discontinued operations	—	—	—	—	(222)	(222)
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(177)	$(177)

Three months ended June 30, 2008

Operating income (loss)(1)	$55,913	$(2,693)	$59,682	$9,401	$(8,124)	$114,179
Depreciation and amortization expense	19,402	2,789	14,879	12,759	5,532	55,361
EBITDA before interest and net investment income	75,315	96	74,561	22,160	(2,592)	169,540
Interest and net investment income(2)	—	—	—	3,539	625	4,164
Adjusted EBITDA	75,315	96	74,561	25,699	(1,967)	173,704
Non-cash option and restricted stock expense	—	—	—	—	1,737	1,737
Non-cash charges (credits) attributable to purchase accounting(3)	21	(162)	(1,048)	10,720	—	9,531
Comparable Operating Performance	75,336	(66)	73,513	36,419	(230)	184,972
Restructuring charges and merger related charges(4)	35	623	—	448	3,204	4,310
Management fee(5)	—	—	—	—	500	500
Operating Performance	$75,371	$557	$73,513	$36,867	$3,474	$189,782

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$133	$133
Operating Performance of all other discontinued operations	—	—	—	—	1,633	1,633
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$1,766	$1,766

The following tables present reconciliations of operating income (loss), the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

					Other
					Operations
	TruGreen	TruGreen		American	and
(In thousands)	LawnCare	LandCare	Terminix	Home Shield	Headquarters	Total

Six months ended June 30, 2009

Operating income (loss)(1)	$20,126	$4,217	$108,663	$32,061	$(18,384)	$146,683
Depreciation and amortization expense	43,720	5,930	31,449	21,027	11,134	113,260
EBITDA before interest and net investment (loss) income	63,846	10,147	140,112	53,088	(7,250)	259,943
Interest and net investment (loss) income(2)	—	—	—	(3,093)	1,727	(1,366)
Adjusted EBITDA	63,846	10,147	140,112	49,995	(5,523)	258,577
Non-cash option and restricted stock expense	—	—	—	—	3,901	3,901
Non-cash (credits) charges attributable to purchase accounting(3)	(58)	(326)	(42)	(68)	—	(494)
Comparable Operating Performance	63,788	9,821	140,070	49,927	(1,622)	261,984
Restructuring charges and merger related charges(4)	—	(51)	3,151	75	11,186	14,361
Management fee(5)	—	—	—	—	1,000	1,000
Operating Performance	$63,788	$9,770	$143,221	$50,002	$10,564	$277,345

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(199)	$(199)
Operating Performance of all other discontinued operations	—	—	—	—	(242)	(242)
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$(441)	$(441)

Six months ended June 30, 2008

Operating income (loss)(1)	$21,854	$(602)	$102,895	$(8,291)	$(11,979)	$103,877
Depreciation and amortization expense	46,711	5,558	29,891	25,442	10,991	118,593
EBITDA before interest and net investment loss	68,565	4,956	132,786	17,151	(988)	222,470
Interest and net investment loss(2)	—	—	—	(962)	(919)	(1,881)
Adjusted EBITDA	68,565	4,956	132,786	16,189	(1,907)	220,589
Non-cash option and restricted stock expense	—	—	—	—	3,401	3,401
Non-cash charges (credits) attributable to purchase accounting(3)	34	(325)	(3,774)	26,014	208	22,157
Comparable Operating Performance	68,599	4,631	129,012	42,203	1,702	246,147
Restructuring charges and merger related charges(4)	316	202	57	448	6,662	7,685
Management fee(5)	—	—	—	—	1,000	1,000
Operating Performance	$68,915	$4,833	$129,069	$42,651	$9,364	$254,832

Memo: Items excluded from Operating Performance
Operating Performance of InStar	$—	$—	$—	$—	$(843)	$(843)
Operating Performance of all other discontinued operations	—	—	—	—	1,472	1,472
Operating Performance of discontinued operations(6)	$—	$—	$—	$—	$629	$629

(1)           Presented below is a reconciliation of total segment operating income to net (loss) income.

	Three months ended
	June 30,
(In thousands)	2009	2008
Total Segment Operating Income	$118,005	$114,179
Non-operating expense (income):
Interest expense	74,656	83,425
Interest and net investment income	(3,395)	(4,164)
Other expense	179	145
Income from Continuing Operations before Income Taxes	$46,565	$34,773
Provision for income taxes	24,173	13,947
Income from Continuing Operations	22,392	20,826
Loss from discontinued operations, net of income taxes	(107)	(2,736)
Net Income	$22,285	$18,090

	Six months ended
	June 30,
(In thousands)	2009	2008
Total Segment Operating Income	$146,683	$103,877
Non-operating expense (income):
Interest expense	151,322	173,011
Interest and net investment loss	1,366	1,881
Gain on extinguishment of debt	(46,106)	—
Other expense	379	277
Income (Loss) from Continuing Operations before Income Taxes	$39,722	$(71,292)
Provision (Benefit) for income taxes	16,618	(17,024)
Income (Loss) from Continuing Operations	23,104	(54,268)
Loss from discontinued operations, net of income taxes	(270)	(3,484)
Net Income (Loss)	$22,834	$(57,752)

(2)                                 Interest and net investment (income) loss is primarily comprised of investment income and realized gain (loss) on our American Home Shield segment investment portfolio. Cash, short-term and long-term marketable securities associated with regulatory requirements in connection with American Home Shield and for other purposes totaled approximately $286.3 million as of June 30, 2009. American Home Shield interest and net investment income was $1.7 million and $3.5 million for the three months ended June 30, 2009 and 2008, respectively. American Home Shield interest and net investment loss was $3.1 million and $1.0 million for the six months ended June 30, 2009 and 2008, respectively.  The balance of interest and investment loss primarily relates to (i) a portion of the earnings generated by ServiceMaster Acceptance Company Limited Partnership; (ii) investment income (loss) from our employee deferred compensation trust (for which there is a corresponding and offsetting change in compensation expense within operating income (loss)); and (iii) interest income on other cash balances.

(3)                                The Merger was accounted for using purchase accounting. This adjustment represents the aggregate, non-cash adjustments (other than amortization and depreciation) attributable to the application of purchase accounting.

(4)                                 Includes (i) charges related to the Company’s reorganization and restructuring initiative known as Fast Forward, (ii) charges related to the Company’s decision to consolidate its corporate headquarters into its operations support center in Memphis, Tennessee and close its former headquarters in Downers Grove, Illinois, (iii) Merger related charges and (iv) for the six months ended June 30, 2009, a branch optimization project at Terminix.

(5)                                 Represents a management fee payable to CD&R pursuant to a consulting agreement under which CD&R provides the Company with on-going consulting and management advisory services in exchange for an annual management fee of $2.0 million, which is payable quarterly. On July 30, 2009, the Company increased the annual management fee payable under the consulting agreement with CD&R to $6.25 million. The full year management fee will apply in 2009 and the fees relating to the first three quarters of 2009 will be paid to CD&R in the third quarter of 2009.

In August 2009, the boards of directors of the Company and Holdings approved consulting agreements with Citigroup Alternative Investments LLC (“Citigroup”), BAS Capital Funding Corporation (“BAS”) and JPMorgan Chase (formerly known as J.P. Morgan Ventures Corporation, “JPMorgan”), each of which is an Equity Sponsor or an affiliate of an Equity Sponsor. Under the consulting agreements, Citigroup, BAS and JPMorgan each will provide the Company with on-going consulting and management advisory services until June 30, 2016 or the earlier termination of the existing consulting agreement between the Company and CD&R. The Company will pay annual management fees of $0.5 million, $0.5 million and $0.25 million, respectively, to Citigroup, BAS and JPMorgan. The full year management fees will apply in 2009, and the fees relating to the first three quarters of 2009 will be paid to Citigroup, BAS and J.P. Morgan in the third quarter of 2009. A form of the consulting agreements is attached as Exhibit 10.1 and is incorporated herein by reference. The definitive agreements with Citigroup, BAS and JPMorgan are in the process of being executed.

(6)                                 The following table presents reconciliations of operating (loss) income of discontinued operations, the most directly comparable financial measure under GAAP, to Adjusted EBITDA, Comparable Operating Performance and Operating Performance for the periods presented.

	Three months ended June 30,
(In thousands)	2009	2008
Operating (Loss) Income	$(177)	$1,766
Depreciation and amortization expense	—	—
EBITDA before interest and net investment income	(177)	1,766
Interest and net investment income	—	—
Adjusted EBITDA	(177)	1,766
Non-cash option and restricted stock expense	—	—
Non-cash charges attributable to purchase accounting	—	—
Comparable Operating Performance	$(177)	$1,766
Restructuring charges and merger related charges	—	—
Management fee	—	—
Operating Performance of discontinued operations	$(177)	$1,766

	Six months ended June 30,
(In thousands)	2009	2008
Operating (Loss) Income	$(441)	$629
Depreciation and amortization expense	—	—
EBITDA before interest and net investment income	(441)	629
Interest and net investment income	—	—
Adjusted EBITDA	(441)	629
Non-cash option and restricted stock expense	—	—
Non-cash charges attributable to purchase accounting	—	—
Comparable Operating Performance	$(441)	$629
Restructuring charges and merger related charges	—	—
Management fee	—	—
Operating Performance of discontinued operations	$(441)	$629

Information Regarding Forward-Looking Statements

This report includes forward-looking statements and cautionary statements. Some of the forward-looking statements can be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seek,” “intends,” “plans,” “estimates,” “anticipates” or other comparable terms. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this report and include, without limitation, statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations; financial condition; liquidity; prospects; growth strategies; future impairments; capital expenditures; customer retention; communications improvements; the continuation of tuck-in acquisitions; the impact of interest rate hedges and fuel swaps; the amounts we will pay in connection with restructurings and reorganizations, including Fast Forward, the cost savings from such restructurings and reorganizations and expected charges related to such restructurings and reorganizations; and the impact of prevailing economic conditions.

Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that forward-looking statements are not guarantees of future performance or outcomes and that actual outcomes and performances, including, without limitation, our actual results of operations, financial condition and liquidity, and the development of the industries in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this report. In addition, even if our results of operations, financial condition and liquidity, and the development of the industries in which we operate are consistent with the forward-looking statements contained in this report, those results or developments may not be indicative of results or developments in subsequent periods. A number of important factors, including the risks and uncertainties discussed in Item 1A—Risk Factors in Part I in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, could cause actual results and outcomes to differ materially from those in the forward-looking statements. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•                  the effects of our substantial indebtedness and the limitations contained in the agreements governing such indebtedness;

•                  our ability to generate the significant amount of cash needed to fund our operations and service our debt obligations and debt repurchases;

•                  our ability to secure sources of financing or other funding to allow for direct purchases of commercial vehicles;

•                  changes in interest rates;

•                  weather conditions and seasonality factors that affect the demand for our services;

•                  changes in the source and intensity of competition in our markets;

•                  higher commodity prices and lack of availability, including fuel and fertilizers;

•                  increases in operating costs, such as higher insurance premiums, self-insurance costs and health care costs;

•                  employee retention, labor shortages or increases in compensation and benefits costs;

•                  epidemics, pandemics and other public health concerns or crisis;

•                  the risk that the benefits from Fast Forward may not be fully realized or may take longer to realize than expected;

•                  a continued downturn in general economic, financial and credit conditions in the United States and elsewhere (including further deterioration or disruption in the credit and financial markets), especially as such a downturn may affect home sales, consumer or business liquidity, consumer or commercial confidence or spending levels including as a result of inflation or deflation, unemployment, interest rate fluctuations, mortgage foreclosures, subprime credit dislocations;

•                  a failure of any banking institution with which we deposit our funds or any insurance company that provides insurance to us;

•                  changes in the type or mix of our service offerings or products;

•                  existing and future governmental regulation and the enforcement thereof, including regulation relating to restricting or banning of telemarketing, direct mail or other marketing activities, the Termite Inspection Protection Plan, pesticides and/or fertilizers;

•                  the success of our current restructuring initiatives, including the implementation of centers of excellence;

•                  the number, type, outcomes and costs of legal or administrative proceedings;

•                  possible labor organizing activities at the Company or its franchisees;

•                  risks inherent in acquisitions and dispositions;

•                  the timing and structuring of our business process outsourcing, including the outsourcing of portions of our information technology function, and risks associated with such outsourcing; and

•                  other factors described from time to time in documents that we file with the Securities and Exchange Commission.

You should read this report completely and with the understanding that actual future results may be materially different from expectations. All forward-looking statements made in this report are qualified by these cautionary statements. These forward-looking statements are made only as of the date of this report, and we do not undertake any obligation, other than as may be required by law, to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, changes in future operating results over time or otherwise.

Comparisons of results for current and any prior periods are not intended to express any future trends, or indications of future performance, unless expressed as such, and should only be viewed as historical data.